Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption
"Experts" and to the use of our reports pertaining to The
Union Central Life Insurance Company and Carillon Account dated February 8, 2005 and February 13, 2005, respectively, in Post-Effective Amendment No. 27 to the Registration Statement (Form N-4 No. 2-92146) and related
Statement of Additional Information of Carillon Account.

                                 /s/ Ernst & Young LLP


Cincinnati, Ohio
April 15, 2005